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                                                                    EXHIBIT 21-1

                             CKE RESTAURANTS, INC.

                              LIST OF SUBSIDIARIES




Set forth below is a list of the Registrant's subsidiaries as of January 27, 1997:


                                    Jurisdiction of                        Control by
                                                                   ----------------------------
     Name of Subsidiary              Organization                    Registrant    Subsidiary
----------------------------      ------------------               -------------  -------------
Carl Karcher Enterprises, Inc.        California                        100%
Boston Pacific, Inc.                  California                        100%
Summit Family Restaurants Inc.         Delaware                         100%
HTB Restaurants, Inc.                  Delaware                                       100%
CBI Restaurants, Inc.                  Delaware                         100%
Casa Bonita Incorporated                 Texas                                        100%
Casa Bonita Equipment                    Texas                                        100%
Casa Bonita West                       Delaware                                       100%
Casa Bonita Texas, L.P.                  Texas                                        100%